NEWS RELEASE
Contact:	Alliance Data

Ed Heffernan – Analysts/Investors

972.348.5196

Ed.Heffernan@alliancedata.com

Shelley Whiddon – Media

972.348.4310

Shelley.whiddon@alliancedata.com

ALLIANCE DATA ISSUES STATEMENT

Dallas, Texas, Jan. 17, 2008 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, is today issuing the following statements in response to unusual market activity in Alliance Data’s stock and questions regarding the status of Alliance Data’s definitive agreement to be acquired by an affiliate of Blackstone Capital Partners V L.P., an affiliate of The Blackstone Group.

•	No discussions with regard to a renegotiation of the previously announced transaction are taking place between Blackstone and the special committee of Alliance Data’s board of directors formed in connection with the transactions contemplated by the merger agreement.

•	The Company believes that the transaction financing remains fully committed by the banking group.

•	The Company, Blackstone and their respective representatives continue to work together with the relevant bank regulatory agencies to obtain their required approvals.

•	Alliance Data again reiterates to its stockholders the guidance given in its December 17, 2007 press release, and reaffirms to its stockholders its position with respect to the business trends discussed therein, all of which suggest no change in the Company’s long-term expected growth rates.

•	Alliance Data will announce its fourth quarter 2007 earnings on January 30th and will provide any additional available updates at that time.

•	The Company and Blackstone are continuing to work together to close the deal as quickly as possible.

As a matter of policy, Alliance Data does not address market rumors. Alliance Data has no intention, and specifically disclaims any obligation, to provide any update with respect to the matters addressed in this release or to otherwise address any rumors in the market generally, and the Company’s policy with respect to addressing market rumors remains in place.

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the Company, visit its website, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the company’s proposed merger with Aladdin Merger Sub, Inc., an affiliate of The Blackstone Group, announced on May 17, 2007.  The company cannot provide any assurance that the proposed merger transaction will be completed. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the company’s most recent Form 10-K.

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